Exhibit 99.1

NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces the Acquisition of CBC Settlement Funding, LLC, a Structured Settlement Financing Company

ENGLEWOOD CLIFFS, N.J., January 7, 2014 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company” or “Asta”), a financial services receivable asset management and liquidation company, today announced the acquisition of an 80% ownership interest in CBC Settlement Funding, LLC (“CBC”), a structured settlement financing company whose primary office is located in Conshohocken, Pennsylvania. On December 31, 2013, the Company, through a subsidiary acquired 100% of the ownership of CBC and its affiliate, CBC Management Services, LLC, for approximately $5.9 million. At the closing, the operating principals of CBC, namely William J. Skyrm, Esq. and James Goodman, were issued a 20% interest in CBC (10% to Mr. Skyrm, and 10% to Mr. Goodman). William J. Skyrm, Esq. and James Goodman, have over 30 years combined experience in the structured settlement industry.

CBC purchases periodic payments under a structured settlement and annuity from individuals in exchange for a lump sum payment. In addition, the Company, through another subsidiary has agreed to provide financing to CBC of up to $5 million.

CBC has a portfolio of structured settlements with a present value of more than $30 million, which is financed by approximately $25 million of debt, including a $12.5 million line of credit from an institutional source and notes issued by CBC. The value of the future payments of the portfolio is over $44 million.

As the Company has acquired and managed charged off and non-performing receivables since its inception, and more recently has been financing personal injury claims, acquiring a structured settlement business is a further step in diversifying the Asta portfolio that utilizes the expertise developed over the last fifty years since the inception of its predecessor, Asta Group, Inc.

Gary Stern, Chairman, President and CEO of the Company commented, “We are very excited about our investment in CBC Settlement Funding, LLC and the future prospects of the structured settlement space. Structured settlements are an asset class that has tremendous growth potential for us and is a synergistic business that works well with our overall business model.” Mr. Stern continued, “We welcome Bill Skyrm and James Goodman to the management team and look forward to working with them well into the future to further grow CBC Settlement Funding.”

Mr. Goodman commented, “It is an exciting time in the structured settlement space as the consumer need for liquidity has never been greater due to scarcity of consumer lending from traditional banks.” Mr. Skyrm continued, “The investment by Asta will allow CBC to accelerate our growth plans to increase market share. CBC will further benefit from Asta’s ability to access capital markets efficiently.”

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer and other receivables. For additional information, please visit our website at http://www.astafunding.com.

Important Information about Forward-Looking Statements: All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2013 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.